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Exhibit 10.5

MARATHON OIL CORPORATION 1990 STOCK PLAN
(As Amended and Restated Effective January 1, 2002)

First Amendment

Effective February 1, 2007

        WHEREAS, effective January 1, 2002, Marathon Oil Corporation (the "Corporation") adopted an amended and restated version of the Marathon Oil Corporation 1990 Stock Plan (the "Plan"); and

        WHEREAS, by action taken on January 28, 2007, the Board of Directors of Marathon Oil Corporation (the "Board") does hereby amend the Plan.

        NOW, THEREFORE, the Board, having established the Marathon Oil Corporation 1990 Stock Plan, effective January 1, 2002, and having reserved the right to amend the Plan in Section 14 thereof, does hereby amend the Plan, effective as of February 1, 2007, by replacing the first paragraph of Section 12 thereof with the following:

    "In the event of any change in the outstanding common stock of MOC by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee shall adjust appropriately the number of Shares available for or covered by Grants and Share prices related to outstanding Grants, and the Committee may make such other revisions to outstanding Grants as it deems are equitably required."

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MARATHON OIL CORPORATION 1990 STOCK PLAN (As Amended and Restated Effective January 1, 2002) First Amendment Effective February 1, 2007